Exhibit 99.1

ChargePoint Reports First Quarter Fiscal 2022 Financial Results

•	Revenue increased 24% year over year – networked charging revenue increased 36% year over year

•	Record number of new customers, bringing total to more than 5,000

•	$610 million cash balance to support growth

Campbell, Calif. – June 3, 2021 – ChargePoint Holdings, Inc. (NYSE:CHPT) (“ChargePoint”), a leading electric vehicle (EV) charging network, today reported results for its first quarter of fiscal 2022 ended April 30, 2021.

“Our first quarter reflects the strength of our diversified business model across commercial, fleet and residential, and the benefits of our industry-leading scale,” said Pasquale Romano, President and CEO of ChargePoint. “We added more new customers than in any prior quarter and our commercial business experienced a strong recovery, after COVID-19 related headwinds last year. The driver of our business – the electrification of mobility – continues, with over 2.3 million EVs expected to be sold in the U.S. and Europe in 2021, a year-over-year growth rate of over 40%. We expect an acceleration in our business as EV penetration increases and economies in our key markets reopen. Our strong balance sheet and capital light business model position us to continue leading the EV charging industry.”

First Quarter Fiscal 2022 Financial Overview

•

Revenue. For the first quarter, revenue was $40.5 million, an increase of 24% from $32.8 million in last year’s first quarter. Networked charging revenue for the first quarter was $26.8 million, an increase of 36% from $19.7 million in last year’s first quarter. The growth reflects strength in demand from commercial, fleet and residential customers.

•

Gross Margin. First quarter GAAP gross margin was 22.8%, down from 23.7% in the first quarter of last year as a result principally of mix, which favored lower margin DC and residential offerings in the current quarter. First quarter GAAP gross margin was up sequentially from 21.0% in the fourth quarter of last year on similar mix, reflecting principally ongoing component cost reduction activities and operational improvements. First quarter non-GAAP gross margin was 22.8% compared to 23.9% in the prior year’s first quarter.

•	Net Income/Loss. First quarter GAAP net income was $82.3 million, which included a $53.0 million gain from the change in fair value of warrant liabilities and an $84.4 million gain from the change in fair value of contingent earn-out liability, partially offset by $7.0 million in offering costs allocated to warrant liabilities. GAAP net loss in the prior year’s first quarter was $30.1 million. Non-GAAP net loss in the first quarter was $39.4 million, compared to $29.0 million in the prior year’s first quarter.

•	Liquidity. As of April 30, 2021, cash on the balance sheet was $609.8 million. During the quarter 11.9 million warrants were exercised for $73.8 million in cash.

•	Shares Outstanding. As of April 30, 2021, there were 305 million shares of common stock outstanding.

For a reconciliation of our GAAP to non-GAAP results, please see the tables below.

Second Quarter and Full-year Guidance

ChargePoint expects revenue of $46 - $51 million for its second quarter ending July 31, 2021, and confirms its revenue outlook of $195 - $205 million for the fiscal year ending January 31, 2022.

Conference Call Information

ChargePoint will host a webcast today at 1:30 p.m. Pacific / 4:30 p.m. Eastern to review its first quarter financial results and its outlook for the second quarter of and full-year fiscal 2022.

Investors may access the webcast, supplemental financial information and investor presentation at ChargePoint’s investor relations website (investors.chargepoint.com) under the “Events and Presentations” section. A replay will be available three hours after the conclusion of the webcast and archived for one year.

About ChargePoint

ChargePoint is creating a new fueling network to move people and goods on electricity. Since 2007, ChargePoint has been committed to making it easy for businesses and drivers to go electric with one of the largest EV charging networks and a comprehensive portfolio of charging solutions available today. ChargePoint’s cloud subscription platform and software-defined charging hardware are designed to include options for every charging scenario from home and multifamily to workplace, parking, hospitality, retail and transport fleets of all types. Today, one ChargePoint account provides access to hundreds-of-thousands of places to charge in North America and Europe. To date, more than 92 million charging sessions have been delivered, with drivers plugging into the ChargePoint network every two seconds or less. For more information, visit the ChargePoint pressroom, the ChargePoint Investor Relations site, or contact ChargePoint’s North American or European press offices or Investor Relations.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties, and assumptions including statements regarding our expectation of acceleration in our business as the economy reopens; our strong balance sheet and capital light business model positioning us to continue leading the EV charging industry; and our financial outlook for the second fiscal quarter ending July 31, 2022 and fiscal year ending January 31, 2022. There are a significant number of factors that could cause actual results to differ materially from the statements made in this press release, including: developments and changes in the general market; the continuing impact of COVID-19, including in our business and those of our customers and suppliers; political, economic, and business conditions; our limited operating history as a public company; our dependence on widespread acceptance and adoption of EVs and increased installation of charging stations; our current dependence on sales of charging stations for most of our revenues; overall demand for EV charging and the potential for reduced demand for EVs if governmental rebates, tax credits and other financial incentives are reduced, modified or eliminated or governmental mandates to increase the use of EVs or decrease the use of vehicles powered by fossil fuels, either directly or indirectly through mandated limits on carbon emissions, are reduced, modified or eliminated; supply chain interruptions; our ability to expand in Europe; the need to attract additional fleet operators as customers; potential adverse effects on our revenue and gross margins if customers increasingly claim clean energy credits and, as a result, they are no longer available to be claimed by us; the effects of competition; risks related to our dependence on our intellectual property; and the risk that our technology could have undetected defects or errors. Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 8-K/A filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2021, which is available on our website at investors.chargepoint.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable law.

Use of Non-GAAP Financial Measures

ChargePoint has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors to evaluate ongoing operating results and trends, and in comparing the Company’s financial results with other companies in its industry as well other technology companies, many of which present similar non-GAAP financial measures.

The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of the company’s historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Non-GAAP Gross Margin. ChargePoint defines non-GAAP gross margin as gross margin excluding amortization expense of acquired intangible assets, stock-based compensation expense, and non-recurring costs associated with a restructuring.

Non-GAAP Net Loss. ChargePoint defines non-GAAP net loss as net income (loss) excluding amortization expense of acquired intangible assets, stock-based compensation expense and the associated stock-based payroll tax expense, non-recurring costs associated with restructuring, offering costs allocated to warrant liabilities, and non-cash charges related to the revaluation of warrants, earn-out liabilities, and other financial instruments. These amounts do not reflect the impact of any related tax effects.

Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures to analyze financial results and trends. In particular, many of the adjustments to ChargePoint’s GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in its financial results for the foreseeable future, such as stock-based compensation, which is an important part of ChargePoint’s employees’ compensation and impacts hiring, retention and performance. Furthermore, these non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP, and the components that ChargePoint excludes in its calculation of non-GAAP financial measures may differ from the components that other companies exclude when they report their non-GAAP results. ChargePoint compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures. In the future, ChargePoint may also exclude other expenses it determines do not reflect the performance of the Company’s operating results.

Contacts

Investor Relations

Patrick Hamer

VP, Capital Markets and Investor Relations

Patrick.hamer@chargepoint.com

investors@chargepoint.com

Press

Olivia Marcinka

Communications Specialist

Olivia.marcinka@chargepoint.com

media@chargepoint.com

ChargePoint Holdings, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts; unaudited)

	Three Months Ended April 30,
	2021	2020
Revenue
Networked charging systems	$26,800	$19,657
Subscriptions	10,824	9,004
Other	2,886	4,115

Total revenue	40,510	32,776

Cost of revenue
Networked charging systems	23,742	18,616
Subscriptions	5,640	4,773
Other	1,911	1,623

Total cost of revenue	31,293	25,012

Gross profit	9,217	7,764

Operating expenses
Research and development	25,374	18,026
Sales and marketing	15,974	14,201
General and administrative	14,467	5,089

Total operating expenses	55,815	37,316

Loss from operations	(46,598)	(29,552)
Interest income	22	243
Interest expense	(1,499)	(835)
Change in fair value of preferred stock warrant liability	9,237	535
Change in fair value of assumed common stock warrant liability	43,761	—
Change in fair value of contingent earn-out liability	84,420	—
Offering costs allocated to warrant liabilities	(7,031)	—
Other income (expense), net	15	(432)

Net income (loss) before income taxes	82,327	(30,041)
Provision for income taxes	38	57

Net income (loss)	$82,289	$(30,098)

Cumulative undeclared dividends on redeemable convertible preferred stock	(4,292)	—
Deemed dividends attributable to vested option holders	(51,855)	—
Deemed dividends attributable to common stock warrants holders	(110,635)	—

Net loss attributable to common stockholders, basic	$(84,493)	$(30,098)

Gain attributable earn-out shares issued	(56,280)	—
Change in fair value of dilutive warrants	(49,471)	—

Net loss attributable to common stockholders, diluted	$(190,244)	$(30,098)

Net loss per share
Basic	$(0.39)	$(2.46)

Diluted	$(0.84)	$(2.46)

Weighted-average shares used in computing net loss per share
Basic	218,727,093	12,253,092

Dilutive	227,523,601	12,253,092

ChargePoint Holdings, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	April 30, 2021	January 31, 2021
Assets
Current assets:
Cash and cash equivalents	$609,809	$145,491
Restricted cash	400	400
Accounts receivable, net	34,932	35,075
Inventories	28,868	33,592
Prepaid expenses and other current assets	19,906	12,074

Total current assets	693,915	226,632
Property and equipment, net	31,211	29,988
Operating lease right-of-use assets	21,750	21,817
Goodwill	1,215	1,215
Other assets	4,980	10,468

Total assets	$753,071	$290,120

Liabilities, Redeemable Convertible Preferred Stock, and Stockholders' Deficit
Current liabilities:
Accounts payable	$18,103	$19,784
Accrued and other current liabilities	42,930	47,162
Deferred revenue	43,864	40,934
Debt, current	—	10,208

Total current liabilities	104,897	118,088
Deferred revenue, noncurrent	53,763	48,896
Debt, noncurrent	—	24,686
Operating lease liabilities	22,866	22,459
Assumed common stock warrant liability	86,209	—
Redeemable convertible preferred stock warrant liability	—	75,843
Other long-term liabilities	996	972

Total liabilities	268,731	290,944

Redeemable convertible preferred stock	—	615,697
Stockholders' equity (deficit):
Common stock	31	2
Additional paid-in capital	1,081,272	62,736
Accumulated other comprehensive income	162	155
Accumulated deficit	(597,125)	(679,414)

Total stockholders' equity (deficit)	484,340	(616,521)

Total liabilities, redeemable convertible preferred stock, and stockholders'equity (deficit)	$753,071	$290,120

ChargePoint Holdings, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended April 30,
	2021	2020
Cash flows from operating activities
Net income (loss)	$82,289	(30,098)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,741	2,257
Non-cash operating lease cost	977	831
Stock-based compensation	7,577	910
Amortization of deferred contract acquisition costs	399	253
Change in fair value of preferred stock warrant liability	(9,237)	(535)
Change in fair value of assumed common stock warrant liability	(43,761)	—
Change in fair value of contingent earn-out liability	(84,420)	—
Offering costs allocated to warrant liabilities	7,031	—
Other	1,096	74
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	32	9,214
Inventories	4,894	(4,092)
Prepaid expenses and other assets	(6,593)	(1,211)
Operating lease liabilities	(373)	(1,863)
Accounts payable	(3,463)	(10,318)
Accrued and other liabilities	(4,952)	(1,898)
Deferred revenue	7,797	1,782

Net cash used in operating activities	(37,966)	(34,694)

Cash flows from investing activities
Purchases of property and equipment	(4,138)	(2,772)
Maturities of investments	—	42,403

Net cash (used in) provided by investing activities	(4,138)	39,631

Cash flows from financing activities
Proceeds from the exercise of warrants	73,750	—
Business combination and PIPE financing, net of issuance costs	481,531	—
Taxes paid related to net share settlement of earn-out shares	(12,816)	—
Repayment of borrowings	(36,050)	—
Proceeds from exercises of vested and unvested stock options	—	446

Net cash provided by financing activities	506,415	446

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	7	(56)
Net increase (decrease) in cash, cash equivalents, and restricted cash	464,318	5,327
Cash, cash equivalents, and restricted cash at beginning of period	145,891	73,153

Cash, cash equivalents, and restricted cash at end of period	610,209	78,480

ChargePoint Holdings, Inc.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts; unaudited)

	Three Months Ended April 30, 2021		Three Months Ended April 30, 2020
Reconciliation of GAAP gross profit (margin) to non-GAAP gross profit (margin):
GAAP gross profit	$9,217	22.8%	$7,764	23.7%
Stock-based compensation expense	24		23
Restructuring costs (1)	—		36

Non-GAAP gross profit (margin)	$9,241	22.8%	$7,823	23.9%

Reconciliation of GAAP net loss to non-GAAP net loss:
GAAP net income (loss)	$82,289	203.1%	$(30,098)	-91.8%
Stock-based compensation expense	7,577		910
Restructuring costs (1)	—		691
Earn-out-related taxes (2)	1,099		—
Change in fair value of preferred stock warrant liability	(9,237)		(535)
Change in fair value of assumed common stock warrant liability	(43,761)		—
Change in fair value of contingent earn-out liability	(84,420)		—
Offering costs allocated to warrant liabilities	7,031		—

Non-GAAP net loss (as a percentage of revenue)	$(39,422)	-97.3%	$(29,032)	-88.6%

(1)	Consists of restructuring costs for severances and related termination costs.
(2)	Consists of employment taxes paid related to shares issued as part of the earn-out.